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                                                              EXHIBIT 5 AND 23.2



                                                                    May 18, 1994


Crane Co.
100 First Stamford Place
Stamford, Connecticut  06902

Dear Sirs:

     Crane Co. (the "Company") is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act") up to $300,000,000 aggregate principal amount of its debt securities (the "Debt Securities").

     As Vice President, General Counsel and Secretary of the Company, I have examined such documents and such matters of fact and law that I have deemed necessary for the purpose of rendering the opinion expressed herein. Based on the foregoing, I am of the opinion that, when the Subordinated Indenture (as defined in the Registration Statement) has been duly executed and delivered and the Debt Securities have been duly executed, authenticated and delivered in accordance with the Senior Indenture (as defined in the Registration Statement) or the Subordinated Indenture, as the case may be, and sold as described in the Registration Statement, any amendment thereto, the Prospectus which is a part of the Registration Statement and any Prospectus Supplement relating thereto, the Debt Securities will be legal, valid and binding obligations of the Company, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     Pursuant to the requirements of the Securities Act, I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement referred to above, including any amendments thereto, and further consent to the reference to my name under the caption "Legal Opinions" in the Prospectus which is a part of the Registration Statement and in any Prospectus Supplement relating thereto.

                           Very truly yours,


                           /s/ Paul R. Hundt
                               Paul R. Hundt
                               VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY